Exhibit 99-1

VASCO PROVIDES A PRELIMINARY ESTIMATE OF REVENUE for Q3 2013 – REDUCES GUIDANCE FOR FULL-YEAR 2013. VASCO Announces Conference Call Scheduled for October 16, 2013 at 9 am EDT

OAKBROOK TERRACE, IL, and ZURICH, Switzerland, October 16, 2013—VASCO Data Security International, Inc. (Nasdaq: VDSI) (www.vasco.com), today provided a preliminary estimate of revenues for the third quarter of 2013 and updated its full-year 2013 guidance.

The company expects revenue for Q3 2013 to be approximately $39 million, subject to completion of its normal quarterly review processes.

VASCO reduces its guidance for the full year 2013. The company expects:

•	Revenue for full year 2013 to be in the range of $150 million to $155 million, and

•	Operating income as a percentage of revenue, excluding the amortization of purchased intangible assets, for full-year 2013 is projected to be in the range of 8% to 10%.

“Lower than expected performance in the Enterprise and Application Security market in the third quarter and an expected continuation of that trend in the fourth quarter is the primary reason that VASCO is reducing its revenue and operating margin guidance for full year 2013.” said T. Kendall Hunt, VASCO’s Chairman & CEO. “We are disappointed that our increased investments in the Enterprise and Application Security market have not yielded the expected return. Going forward, we will focus more directly on the solid base of business we have in that market and take the necessary actions to ensure that our costs for the business are appropriate for the revenues and gross margins the business generates. A lessor contributing factor to the shortfall to previous guidance is that some of the banking RFP’s that we are tracking were delayed one or more quarters with shipments beginning in 2014 rather than 2013. Even at the lower revenue levels, we expect that we will continue to be profitable in 2013.”

More detailed information about the third quarter 2013 results and the full year 2013 guidance will be discussed during a conference call at 9 am EDT.

Dial-in info:

U.S./Canada: 1-800-618-4714

International: +1-303-223-4380

And mention VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day for at least 60 days.

About VASCO:

VASCO is a leading supplier of strong authentication and e-signature solutions and services specializing in Internet Security applications and transactions. VASCO has positioned itself as global software company for Internet Security serving a customer base of approximately 10,000 companies in more than 100 countries, including approximately 1,700 international financial institutions. VASCO’s prime markets are the financial sector, enterprise security, e-commerce and e-government.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential”, “projected” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated above include, among others, our ability to integrate and effectively sell Cronto’s technology, our ability to recover amounts held in escrow related to our acquisition of DigiNotar and unanticipated costs associated with DigiNotar’s bankruptcy or potential claims that may arise in connection with the hacking incidents at DigiNotar. Additional risks, uncertainties and other factors have been described in our Annual Report on Form 10-K for the year ended December 31, 2012 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including, demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, CertiID, DIGIPASS, VACMAN, aXsGUARD IDENTIKEY, the VASCO “V” design, and the dP+ design.

For more information contact:

Jochem Binst, +32 2 609 97 00, jbinst@vasco.com